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                                                                    Exhibit 23.4

      We hereby consent to the reference to this firm under the caption "Legal Matters" in the registration statement filed on Form S-4. In giving such consent, we do not admit we are included in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                        /s/ Gibson Dunn & Crutcher LLP
                                        GIBSON, DUNN & CRUTCHER LLP



July 9, 2004